NONQUALIFIED DEFERRED COMPENSATION PLAN

                                    SECTION 1

                                   Definitions

1.1. Affiliate. "Affiliate" means any corporation. partnership, joint venture, association or similar organization or entity that is required to be aggregated with the Company pursuant to Code Sections 414(b), (c), or (m).

1.2. Code. "Code" means the Internal Revenue Code of 1986, as amended from time to time. Any reference to a section of the Code includes any comparable section or sections of any future legislation that amends, supplements or supersedes that section.

1.3. Company. "Company" means ERO, Inc. located at 585 Slawin Court, Mount Prospect, Illinois, employer tax identification number 36-3573286, which Company has established the Plan. as set forth herein.

1.4. Compensation.  "Compensation" means (select one option):

       Option 1.          Total taxable salarv, bonuses and commissions paid
                          to a Participant by the Employer (determined without regard to any amounts in the Participant's Deferred
                          Compensation Account).

       Option 2.    x     Total taxable salary and commissions of the
                          Participant paid or accrued by the Employer, but not including the value of any bonuses, stock options, stock appreciation rights (determined without regard to any amounts in the Participant's
                          Deferred Compensation Account). and car allowances.

       Option 3.          Other


1.5. Deferred Compensation Account. "Deferred Compensation Account" means the bookkeeping account maintained under the Plan in the Participant's name to reflect amounts deferred under the Plan pursuant to Section 3 (as adjusted under Section 4) and (if elected by the Company) any Emplover Discretionarv Contributions made on behalf of the Participant (as adjusted under Section 4).

1.6. Deferral Election. "Deferral Election" means a written notice filed by the Participant with the Employer specifying the Compensation or bonus to be deferred by the Participant.

1.7. Distribution Date. "Distribution Date" means the date a Participant terminates employment or association with the Employers for whatever reason, unless such termination of employment is for Good Cause.

1.8. Early Retirement Date. "Early Retirement Date" means (select one option):

      __     The date the Participant attains ____ years of age.

      __ The date the Participant attains ____ years of age and has been employed by the Company or its Affiliates for at least ____ years.


1.9. Effective Date.  "Effective Date" means  January 1. 1997

1.10. Employee. "Employee" means an employee of an Employer who meets the eligibility criteria set forth in Subsection 3.1 of the Plan and who is a member of a select group of management or highly compensated employees as defined under ERISA or the regulations thereunder.

1.11. Employer. "Employer" means, individually, the Company and each Affiliate of the Company that adopts the Plan in accordance with Subsection
7. 1. The Company and any Affiliates that adopt the Plan are sometimes collectively referred to herein as the "Employers".

1.12. ERISA. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time. Any reference to a section of ERISA includes any comparable section or sections of any future legislation that amends, supplements or supersedes that section.

1.13. Excess Contributions. "Excess Contributions" means contributions determined to be excess contributions or excess deferrals (as such terms are defined in the regulations under Section 401(k) of the Code) for the Plan Year under a plan maintained by an Employer that is qualified under Sections 401(a) and 401(k) of the Code.

1.14. Independent Contractor. "Independent Contractor" means an individual who is not a common-law employee of an Employer but who receives payments from the Employer for services rendered.

1.15. Normal Retirement Date. "Normal Retirement Date" means (select one option):

      x    The date the Participant attains 65 years of age.

           The date the Participant attains ____years of age and has been employed by the Company or its Affiliates for at least ____ years.

1.16. Participant. "Participant" means an Employee or Independent Contractor who meets the eligibility criteria set forth in Subsection 3.1 and who has made a Deferral Election in accordance with the terms of the Plan.

1.17. Plan. "Plan" means the provisions of the Plan. as set forth herein, including the variable provisions selected and agreed to by the Company.

1.18. Plan Administrator - The "Plan Administrator" means (select one option):

       x      The Companv.

              A committee of at least ____ members appointed by the Companv.

              The ___________________  (insert title) of the Companv.

              Other

1.19. Plan Year. "Plan Year" means the calendar year. However, if the Effective Date of the Plan is other than January 1 of a year, the initial Plan Year shall be a short Plan Year, beginning on the Effective Date and ending on the following December 31.

1.20. Unforeseeable Financial Emergency. "Unforeseeable Financial Emergency" means a severe financial hardship of the Participant resulting from:
       (a) A sudden and unexpected illness or accident of the Participant or of a dependent of the Participant;

       (b) Loss of the Participant's principal residence due to casualty; or

       (c) Such other similar extraordinary and unforeseeable circumstances resulting from events bevond the control of the Participant.

Whether a Participant has an Unforeseeable Financial Emergency shall be determined in the sole discretion of the Plan Administrator.

1.21.  Valuation Date.  "Valuation Date" means (select one option):

       x      Any business day.

              The last dav of any calendar month.

              The last dav of any calendar quarter.

              The last dav of the Plan Year.

              Other

1.22.   Other Definitions.  In addition to the terms defined in this
        Section 1, other terms are defined when first used in later Sections of this Plan.



                                         SECTION 2

                                 Purpose and Administration


2.1. Purpose. The Company has established the Plan primarily for the purpose of providing deferred compensation to a select group of management or highly compensated employees of the Employers. The Plan is intended to be a top-hat plan described in Section 201(2) of ERISA. If elected by the Company under Subsection 3.1 of the Plan, Independent Contractors also mav participate in the Plan. The Company intends that the Plan (and each Trust under the Plan (as described in Subsection 6.1)) shall be treated as unfunded for tax purposes and for purposes of Title I of ERISA. An Employer's obligations hereunder, if any, to a Participant (or to a Participant's beneficiary) shall be unsecured and shall be a mere promise bv the Employer to make payments hereunder in the future. A Participant (or the Participant's beneficiary) shall be treated as a general unsecured creditor of the Employer.


2.2. Administration. The Plan shall be administered by the Plan Administrator. The Plan Administrator shall serve at the pleasure of the Company's Board of Directors and may be removed by such Board, with or without cause. The Plan Administrator may resign upon prior written notice to the Company's Board of Directors.

The Plan Administrator shall have the powers, rights, and duties set forth in the Plan and shall have the power, in the Plan Administrator's sole and absolute discretion, to determine all questions arising under the Plan, including the determination of the rights of all persons with respect to the Plan and to interpret the provisions of the Plan and remedy any ambiguities, inconsistencies, or omissions. Any decisions of the Plan Administrator shall be final and binding on all persons with respect to the Plan and the benefits provided under the Plan. The Plan Administrator may delegate the Plan Administrator's authority under the Plan to one or more officers or directors of the Company; provided, however, that (a) such delegation must be in writing, and (b) the officers or directors of the Company to whom the Plan Administrator is delegating authority must accept such delegation in writing.

If a Participant is serving as the Plan Administrator (either individually or as a member of a committee), the Participant mav not decide or determine any matter or question concerning such Participant's benefits under the Plan that the Participant would not have the right to decide or determine if the Participant were not serving as the Plan Administrator.

                                        SECTION 3
                         Eligibility, Participation, Deferral Elections,
                                and Employer Contribution


3.1 Eligibilitv and Participation. Subject to the conditions and limitations of the Plan, the following persons are eligible to participate in the Plan (select and complete option(s)):

              All Emplovees with a rank of ____________ (insert title) or above and with total earnings of at least __________ per Plan Year.

         X    The following Empiovees of the Employers:
              See attached list. No Emplovee whose name is stated on this list may participate in the Plan for a Plan Year unless he elects to contribute the maximum allowable salarv reduction amount to the ERO Industries, Inc. Retirement Income Plan during such Plan Year. This limitation shall not applv during the first year of an individual's emplovment, if he is ineligible to contribute to the ERO Industries, Inc. Retirement Income Plan for that entire year.

              The following Independent Contractors:



              (Attach a separate sheet if necessary)

Any individuals specified above by an Employer may be changed bv action of the Employer. An Employee or Independent Contractor shall become a Participant in the Plan upon the execution and filing with the Plan Administrator of a written election to defer a portion of the Employee's or Independent Contractor's Compensation. A Participant shall remain a Participant until the entire balance of the Participant's Deferred Compensation Account has been distributed.


3.2.    Rules for Deferral Elections.  Any person identified in Subsection
3.1 may make a Deferral Election to defer receipt of Compensation he or she otherwise would be entitled to receive for a Plan Year in accordance with the rules set forth below:

        (a) All Deferral Elections must be made in writing on the form prescribed by the Plan Administrator and will be effective only when filed with the Plan Administrator no later than the date specified by the Plan Administrator. In no event may a Deferral Election be made later than the last day of the Plan Year preceding the Plan Year in which the amount being deferred would otherwise be made available to the Participant. However, in the case of a Participant's initial year of employment or association with an Employer, the Participant may make a Deferral Election with respect to compensation for services to be performed subsequent to such Deferral Election, provided such election is made no later than 30 davs after the date the Participant first becomes eligible for the Plan. Furthermore, in the case of a short initial Plan Year, each Participant mav make a Deferral Election with respect to compensation for services to be performed subsequent to such Deferral Election, provided such election is made no later than 30 davs after the Effective Date.

        (b) With respect to Plan Years following the Participant's initial Plan Year of participation in the Plan, failure to complete a subsequent Deferral Election shall constitute a waiver of the Participant's right to elect a different amount of Compensation to be deferred for each such Plan Year and shall be considered an affirmation and ratification to continue the Participant's existing Deferral Election. However, a Participant may, prior to the beginning of any Plan Year, elect to increase or decrease the amount of Compensation to be deferred for the next following Plan Year by filing, another Deferral Election with the Plan Administrator in accordance with paragraph (a) above.

         (c) A Deferral Election in effect for a Plan Year may not be modified during the Plan Year, except that a Participant may terminate the Participant's Deferral Election during a Plan Year in the event of an Unforeseeable Financial Emergency.


3.3    Amounts Deferred. (select one option):

       Option 1.   x   Deferral of a Percentage of Compensation plus Bonus.

       Commencing on the Effective Date. a Participant mav elect to defer (a) up to 20% of the Participant's Base Salary for a Plan Year, but not less than 6% reduced by the percentage of salary reduction contributions directed bv the Participant for that Plan Year to the ERO Industries, Inc. Retirement Income Plan, and (b) up to 0% of the Participant's bonus for a Plan Year. The amount of Compensation and bonus deferred by a Participant shall be credited to the Participant's Deferred Compensation
       Account as of the Valuation Date coincident with or immediately following the date such Compensation and bonus would, but for the Participant's Deferral Election, be payable to the Participant.

       Option 2.       Deferral of Bonus Only.

       Commencing on the Effective Date, a Participant mav elect to defer up to ___ % of any bonus awarded to the Participant during a Plan Year. The amount of bonus deferred by a Participant shall be credited to the Participant's Deferred Compensation Account as of the Valuation Date coincident with or immecliateiv following such the date such bonus would, but for the Participant's Deferral Election, be pavable to the Participant.

       Option 3.       Deferral of Excess Contributions.

       Commencing on the Effective Date, a Participant may elect to defer an amount equal to the Excess Contributions payable to the Participant during a Plan Year. Such amount shall be credited to the Participant's Deferred Compensation Account as of the Valuation Date coincident with or immediately following the date such amount would, but for the Participant's Deferral Election, be pavable to the Participant.

3.4 Employer Discretionary Contributions. If selected by the Company below, an Employer may, in its sole discretion, credit to the Deferred Compensation Account of any Participant employed by that Employer an amount determined by the Employer in its sole discretion (an "Employer Discretionary Contribution") for a Plan Year. Any Employer Discretionary Contribution for a Plan Year will be credited to a Participant's Deferred Compensation Account as of the Valuation Date specified by the Employer.

(select one of tbefollowing options)

               No Employer Discretionary Contributions will be made under the Plan.

         x Employer Discretionarv Contributions shall be made under the Plan for each Plan Year for each Participant in the percentage equal to 3% of such Participant's base compensation reduced bv the percentage of total compensation which the Emplover contributes on behalf of the Participant for that year to the ERO Industries, Inc., Retirement Income Plan. For example, if the Emplover for a Plan Year contributes 2.25% of total compensation on behalf of a Participant to the ERO Industries, Inc. Retirement Income Plan, then the Employer shall contribute .75% of the Participant's base compensation for that Plan Year to the Plan.


                                        SECTION 4

                              Deferred Compensation Accounts

4.1. Deferred Compensation Accounts. All amounts deferred pursuant to one or more Deferral Elections under the Plan and any Employer Discretionarv Contributions shall be credited to a Participant's Deferred Compensation Account and shall be adjusted under Subsection 4.2.

4.2. Deferral Account Adiustments and Investment Options. As of each Valuation Date, the Plan Administrator shall adjust amounts in a Participant's Deferred Compensation Account to reflect earnings (or losses) in the Investment Options (as defined in Subsection 4.4) attributable to the Participant's Deferred Compensation Account. Earnings (or losses) on amounts in a Participant's Deferred Compensation Account shall accrue commencing on the date the Deferred Compensation Account first has a positive balance and shall continue to accrue until the entire balance in the Participant's Deferred Compensation Account has been distributed. Earnings (or losses) shall be credited to a Participant's Deferred Compensation Account based on the realized rate of return (net of any expenses and taxes paid from the Trust)on the Investment Options attributable to the Participant's Deferred Compensation Account.

4.3. Vesting. A Participant shall be fully vested in the amounts in the Participant's Deferred Compensation Account attributable to the Participant's Deferral Elections. If Employer Discretionary Contributions are made under the Plan, a Participant shall be vested in the amount in the Participant's Deferred Compensation Account attributable to Employer Discretionarv Contributions in accordance with the following (select Options 1., 2., or 3. and,if desired, Option 4. and/or Option 5.):

       Option 1.       Five Year Vesting Schedule

       Vesting for Participants will be determined by (select one):

               Years of Service with the Employer.
               Years of Participation in this Plan.

                                                   Nonforfeitable Percentage

               Less than 5 years....................................... 0%
               5 or more years ...................................... 100%


      Option 2.        Seven Year Graded Vesting Schedule

      Vesting for Participants will be determined by (select one):

               Years of Service with the Employer.
               Years of Participation in this Plan.

                                                   Nonforfeitable Percentaee

               Less than 3 years  ...................................... 0%
               3 years 2O%
               4 years 4O%
               5 years 60%
               6 years 8O%
               7 years 100 %

Option  3.           Other vesting schedule as described below:
                     100% Immediate Vesting

Option  4.           Notwithstanding the foregoing vesting schedule, the
                     balance in a Participant's Deferred Compensation Account attributable to Employer Discretionary Contributions will be forfeited if the Paricipant's employment or association with the Employer is terminated for Good Cause, before a Change of Control occurs.

Option  5.     x     Notwithstanding the foregoing vesting schedule, the entire balance in a Participant's Deferred Compensation Account attributable to Employer Discretionary Contributions will be fully vested upon the Participant's Early Retirement
                     Date.

For the purpose of determining a Participant's vested benefit with respect to Employer Discretionary Contributions, a "Year of Service" means each twelve month period of employment or association with the Company and the Affiliates, and a "Year of Participation" means each twelve-month period of active participation in the Plan. Notwithstanding the foregoing, a Participant shall be fully vested in the entire balance in the Participant's Deferred Compensation Account upon the ParEicipant's Normal Retirement Date, death or becoming disabled (as provided in Subsection 5.2 below), provided the date on which the Participant dies or becomes disabled occurs while the Participant is actively employed by or associated with the Emplovers. The portion of a Participant's Deferred Compensation Account in which the Participant is not fullv vested shall be forfeited to the Employer by the Participant.

If elected by the Companv under Option 4. above, notwithstanding the vesting schedule selected in Option 1., 2., or 3. above, the balance in a Participant's Deferred Compensation Account attributable to Employer Discretionary Contributions will be forfeited (and neither the Participant nor the Participant's beneficiaries will have any rights thereto)if the Participant's employment with the Employer is terminated for Good Cause. "Good Cause" means the Participant's gross negligence, fraud, dishonesty, or willful violation of any law or significant policy of the Employer that is committed in connection with the Participant's employment by or association with the Employer. Whether a Participant has been terminated for Good Cause shall be determined by the Plan Administrator.

4.4. Investment Options. The Trust (as described in Subsection 6. 1) shall contain such investment funds ("Investment Options") as may be determined under the terms of the Trust. The trustee of the Trust (the "Trustee") may, at its sole discretion, comply with a Participant's directions with respect to investment of assets of the Trust that are equal to the value of the Participant's Deferred Compensation Account. Such directions must be made to the Trustee at least 30 days prior to the effective date of such direction. Transfers between Investment Options shall be administered in accordance with the following: (select one option):

Option 1.            The Trustee, in its discretion, may take investment
                     instructions from a Participant for semi-annual transfers between Investment Options for those assets of the Trust equal to the value of the Participant's
                     Deferred Compensation Account.

Option 2.     x     The Trustee, in its discretion, may take investment
                    instructions from a Participant for quarterly transfers between Investment Options for those assets of the Trust equal to the value of the Participant's Deferred
                    Compensation Account.

Option 3.           The Trustee, in its discretion, may take instructions
                    from a Participant for transfers up to times per year between Investment Options for those assets of the Trust equal to the value of the Participant's Deferred
                    Compensation Account.

Option 4.           The Trustee, in its discretion, may take investment
                    instructions from a Participant for transfers as of any business day between Investment Options for those assets of the Trust equal to the value of the Participant's Deferred Compensation Account.


                                         SECTION 5

                                     Payment of Benefits


5.1. Time and Method of Pavment. Payment of the vested portion of a Participant's Deferred Compensation Account shall be made as soon as practicable following the Valuation Date coincident with or next following the Participant's Distribution Date; provided, however, that if the Company has elected a daily Valuation Date, such payment will be made as soon as practicable following the last business day of the month in which the Participant's Distribution Date occurs. Payment of the vested portion of a Participant's Deferred Compensation Account shall be made as follows (select one option):

       Option 1.   x     A single, lump sum pavment.

       Option 2.         Substantially equal monthly installment payments for
                         months.

       Option 3.         Substantially equal monthly installment payments for
                         months with a one-time option to receive a lump sum payment. The Participant may elect to receive a single, lump sum payment in lieu of instalhnent payments. Such election must be made by filig a written election with the Plan Administrator at least
                         30 days prior to the time installment payments would otherwise begin, and such election is subject to approval by the Employer of the Participant.


5.2. Payment Upon Disabilitv. In the event a Participant becomes disabled (as defined below) while the Participant is employed by or associated with an Employer, payment of the Participant's Deferred Compensation Account shall be made (or shall commence) as soon as practicable after the Valuation Date coincident with or next following the date on which the Plan Administrator determines that the Participant is disabled. For purposes of this Subsection 5.2, a Participant shall be considered disabled if the Participant is unable to engage in any substantially gainful activity by reason of any medically determined physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve months. Whether a Participant is disabled for purposes of the Plan shall be determined by the Plan Administrator, and in making such determination, the Plan Administrator may rely on the opinion of a physician (or physicians) selected by the Plan Administrator for such purpose.


5.3. Payment Upon Death of a Participant. A Participant's Deferred Compensation Account shall be paid to the Participant's beneficiary (designated in accordance with Subsection 5.4) in a single lump sum as soon as practicable following the Valuation Date coincident with or next following the Participant's death.

5.4. Beneficiary. If a Participant is married on the date of the Participant's death, the Participant's beneficiary shall be the Participant's spouse, unless the Participant names a beneficiary or beneficiaries (other than the Participant's spouse) to receive the balance of the Participant's Deferred Compensation Account in the event of the Participant's death prior to the payment of the Participant's entire Deferred Compensation Account.
To be effective, any beneficiary designation must be filed in writing with the Plan Administrator in accordance with rules and procedures adopted by the Plan Administrator for that purpose. A Participant may revoke an existing beneficiary designation by filing another written beneficiary designation with the Plan Administrator. The latest beneficiary designation received bv the Plan Administrator shall be controlling. If no beneficiary is named bv a Participant, or if the Participant survives all of the Participant's named beneficiaries and does not designate another beneficiary, the Participant's Deferred Compensation Account shall be paid in the following order of precedence:

       (a)     The Participant's spouse:

       (b) The Participant's children (including adopted children) per stripes; or

       (c)     The Participant's estate.

5.5. Unforeseeable Financial Emergency. If the Plan Administrator determines that a Participant has incurred an Unforeseeable Financial Emergency, the Participant may receive in cash the portion of the balance of the Participant's Deferred Compensation Account needed to satisfy the Unforeseeable Financial Emergency, but only if the Unforeseeable Financial Emergency may not be relieved (a) through reimbursement or compensation by insurance or otherwise or (b) by liquidation of the Participant's assets to the extent the liquidation of such assets would not itself cause severe financial hardship. A payment on account of an Unforeseeable Financial Emergencv shall not be in excess of the amount needed to relieve such Unforeseeable Financial Emergencv and shall be made as soon as practicable following the date on which the Plan Administrator approves such payment.


5.6. Withholding of Taxes. In connection with the Plan, the Employers shall withhold any applicable Federal, state or local income tax and any employment taxes, including Social Securitv taxes, at such time and in such amounts as is necessary to comply with applicable laws and regulations.


                                    SECTION 6

                                  Miscellaneous


6.1. Funding. Each Employer under the Plan shall establish and maintain one or more grantor trusts (individually, a "Trust") to hold assets to be used for payment of benefits under the Plan. A Trust shall confonn with the terms of Internal Revenue Service Revenue Procedure 92-64 (or any subsequent administrative ruling). The assets of the Trust with respect to benefits payable to the Participants employed by or associated with an Employer shall remain the assets of such Employer subject to the claims of its general creditors. Any payments by a Trust of benefits provided to a Participant under the Plan shall be considered payment by the applicable Employer and shall discharge such Employer from any further liability under the Plan for such payments.


6.2. Rights. Establishment of the Plan shall not be construed to give any Employee or Independent Contractor the right to be retained by the Employers or to any benefits not specifically provided by the Plan.

6.3. Interests Not Transferable. Except as to withholding of any tax under the laws of the United States or any state or locality and the provisions of Subsection 5.4, no benefit payable at any time under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, or any other encumbrance of any kind or to any attachment, garnishment, or other legal process of any kind. Any attempt by a person (including a Participant or a Participant's beneficiary) to anticipate, alienate, sell, transfer, assign, pledge, or otherwise encumber any benefits under the Plan, whether currently or thereafter payable, shall be void. If any person shall attempt to, or shall alienate, sell, transfer, assign, pledge or otherwise encumber such person's benefits under the Plan, or if by any reason of such person's bankruptcy or other event happening at any time, such benefits would devolve upon any other person or would not be enjoyed by the person entitled thereto under the Plan, then the Plan Administrator, in the Plan
Administrator's sole discretion, may terminate the interest in any such benefits of the person otherwise entitled thereto under the Plan and may hold or apply such benefits in such manner as the Plan Administrator may deem proper.

6.4. Forfeitures and Unclaimed Amounts. Unclaimed amounts shall consist of the amounts in the Deferred Compensation Account of a Participant that cannot be distributed because of the Plan Administrator's inability, after a reasonable search, to locate a Participant or the Participant's beneficiary, as applicable, within a period of two years after the Distribution Date upon which the payment of benefits became due. Unclaimed amounts shall be forfeited at the end of such two-year period. These forfeitures will reduce the obligations of the Employers, if any, under the Plan. After an unclaimed amount has been forfeited, the Participant or beneficiary, as applicable, shall have no further right to amounts in the Participant's Deferred Compensation Account.


6.5. Controlling Law. The law of the state of incorporation of the Company shall be controlling in all matters relating to the Plan to the extent not preempted by Federal law.

6.6. Number. Words in the plural shall include the singular, and the singular shall include the plural.

6.7. Action bv the Employers. Except as otherwise specifically provided herein, any action required of or permitted to be taken bv an Emplover under the Plan shall be by resolution of its Board of Directors or by resolution of a duly authorized committee of its Board of Directors or by action of a person or persons authorized by resolution of such Board of Directors or such committee.

6.8. Offset for Obligations to Employer. If, at such time as a Participant or a Participant's beneficiary becomes entitled to benefit payments hereunder, the Participant has any debt, obligation or other liability representing an amount owing to an Employer or an Affiliate of the Employer, and if such debt, obligation, or other liability is due and owing at the time benefit payments are payable hereunder, the Employer may offset the amount owing it or an Affiliate against the amount of benefits otherwise distributable hereunder.

6.9. No Fiduciary Relationship. Nothing contained in this Plan, and no action taken pursuant to its provisions by either the Employers or the Participants shall create, or be construed to create a fiduciary relationship between the Employer and the Participant, a designated beneficiary, other beneficiaries of the Participant, or any other person.


6. 10. Claims Procedures. Any person (hereinafter referred to as a "Claimant") who believes that he or she is being denied a benefit to which he or she may be entitled under the Plan may file a written request for such benefit with the Plan Administrator. Such written request must set forth the Claimant's claim and must be addressed to the Plan Administrator, at the Company's principal place of business. Upon receipt of a claim, the Plan Administrator shall advise the Claimant that a reply will be forthcoming within ninety days and shall deliver a reply within ninety days. The Plan Administrator may, however, extend the reply period for an additional ninety days for reasonable cause. If the claim is denied in whole or in part, the Plan Administrator shall issue a written determination, using language calculated to be understood by the Claimant, setting forth:

       (a)    The specific reason or reasons for such denial;

       (b) The specific reference to pertinent provisions of the Plan upon which such denial is based:

       (c) A description of any additional material or information necessary for the Claimant to perfect the Claimant's claim and an explanation why such material or such information is necessary; and

       (d) Appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review, and the time limits for requesting such a review.

Within sixty days after the receipt by the Claimant of the written determination described above, the Claimant may request in writing, that the Plan Administrator review the Plan Administrator's determination. The request must be addressed to the Plan Administrator, at the Company's principal place of business. The Claimant or the Claimant's duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Plan Administrator. If the Claimant does not request a review of the Plan Administrator's determination within such sixty day period, the Claimant shall be barred and estopped from challenging the Plan Administrator's deterinination. Within sixty days after the Plan Administrator's receipt of a request for review, the Plan Administrator will review the determination. After considering all materials presented by the Claimant, the Plan Administrator will render a written determination, written in a manner calculated to be understood by the Claimant setting forth the specific reasons for the decision and containing specific references to the pertinent provisions of the Plan on which the decision is based. If special circumstances require that the sixty day time period be extended, the Plan Administrator will so notify the Claimant and will render the decision as soon as practicable, but no later than one hundred twenty days after receipt of the request for review.


6.11. Notice. Any notice required or permitted to be given under the provisions of the Plan shall be in writing, and shall be signed by the party giving or making the same. If such notice, consent or demand is mailed to a party hereto, it shall be sent by United States certified mail, postage prepaid. addressed to such pariy's last known address as shown on the records of the Employers. Notices to the Plan Administrator should be sent in care of the Company at the Company's principal place of business. The date of such mailing shall be deemed the date of notice. Either party may change the address to which notice is to be sent by giving notice of the change of address in the manner set forth above.


                                      SECTION 7

                                Employer Participation

7.1. Adoption of Plan. Any Affiliate of the Companv may, with the approval of the Company, adopt the Plan by filing with the Company a resolution of its Board of Directors to that effect.

7.2. Withdrawal from the Plan by Emplover. Any Emplover shall have the right, at any time, upon the approval of, and under such conditions as mav be provided by the Plan Administrator, to withdraw from the Plan by delivering to the Plan Administrator written notice of its election so to withdraw. Upon receipt of such notice by the Plan Administrator, the portion of the Deferred Compensation Account of Participants and beneficiaries attributable to amounts deferred while the Participants were employed by or associated with such withdrawing Employer shall be distributed from the Trust at the direction of the Plan Administrator in cash at such time or times as the Plan Administrator in the Plan Administrator's sole discretion, may deem to be in the best interest of such Participants and their beneficiaries. To the extent the amounts held in the Trust for the benefit of such Participants and beneficiaries are not sufficient to satisfy the Employer's obligation to such Participants and their beneficiaries accrued on account of their employment with the Employer, the remaining amount necessary to satisfy such obligation shall be an obligation of the Employer, and the other Employers shall have no further obligation to such Participants and beneficiaries with respect to such amounts.


                                       SECTION 8

                              Amendment and Termination


The Companv intends the Plan to be permanent, but reserves the right at anv time to modifv, amend or terminate the Plan; provided however, that except as provided below, any amendment or termination of the Plan shall not reduce or eliminate any balance in a Participant's Deferred Compensation Account accrued through the date of such amendment or termination. Upon termination of the Plan, the Companv may provide that notwithstanding the Participant's Distribution Date, all Deferred Compensation Account balances will be distributed on a date selected bv the Company.


                                     SECTION 9

                                 Change of Control


9.1. Overriding Provisions Applicable During a Restricted Period. The following provisions of this Section 9 will become effective on a Restricted Date as the result of a Change of Control and will remain in effect during the Restricted Period beginning on that date until the following related Unrestricted Date, and during the Restricted Period, will supersede any other provisions of the Plan to the extent necessary to eliminate any inconsistencies between the provisions of this Section 9 and any other provisions of the Plan, including any supplements thereto.

9.2. Suspension of Part or All of the Overriding Provisions. If a majority of the members of the Entire Board are Continuing Directors (provided such majority is equal to the same number as constituted a majoritv of the Entire Board immediately prior to the Change of Control), by the affirmative vote of a majority of the Entire Board and a majority of those members of the Entire Board who are Continuing Directors, all or a designated portion or portions of the following provisions of this Section 9 may be declared not applicable as to the specified transaction or event. No portion of the provisions of this Section 9 will apply to any transaction or event to the extent such portion is inconsistent with the requirements of applicable law.

9.3. Definitions. For purposes of this Section 9, the definitions set forth in Paragraphs (a) throuph (k) below will apply. Definitions set forth elsewhere in the Plan also will apply to the provisions set forth in this
Section 9, except that where a definition set forth elsewhere in the Plan and a definition set forth in this Subsection conflict, the definition set forth in this Subsection will govern.

        (a) "Acquiring Person" will mean any Person, who or which, together with all Affiliates and Associates of such Person, is the Beneficial Owner of shares of common stock of the Company constituting more than 20 percent of the common stock then outstanding.

        (b) "Affiliate" and "Associate" will have the meaning ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 (the "Act").


        (c) "Beneficial Owner" will have the meaning ascribed to such term in Rule 13d-3 of the Act.

        (d) "Board of Directors" will mean the Board of Directors of the Companv.

        (e) A "Change of Control" will be deemed to occur (i) upon any Person becoming an Acquiring Person if the Board of Directors, including a majority of the Continuing Directors, has not recommended that stockholders of the Company tender or otherwise sell their common stock to such Acquiring Person;
                (ii) upon the approval bv the stockholders of the Companv of a reorganization, merger or consolidation, in each case, with respect to which persons who were stockholders of the Company immediately prior to such reorganization, merger or consolidation, do not, immediately thereafter, own more than 50 percent of the combined voting power entitled to vote generally in the election of directors of the reorganized, consolidated or merged Company's then outstanding securities; or (iii) upon a liquidation or dissolution of the Companv or the sale of all or substantially all of the Companv's assets; or (iv) when a majority of the Board of Directors is replaced during any 12 month period by directors whose appointment or election is not endorsed by a majoritv of the members of the Board of Directors, including a majority of the Continuing Directors, immediately prior to the date of the appointment or election.

        (f)    "Continuing Director" will mean:

               (i) any member of the Board of Directors immediately prior to a Change of Control, or

               (ii) anv successor of a Continuing Director who is recommended or elected to succeed such Continuing Director bv a majority of the Continuing Directors then in office and is neither an Acquiring Person, an Affiliate of an Acquiring Person, nor a representative or nominee of an Acquiring Person or of any such Affiliate while such person is a member of the Board of Directors. Notwithstanding the foregoing, a successor will not be deemed to be a Continuing Director unless, immediately prior to his or her appointment or election, a majoritv of the members of the Entire Board were Continuing Directors (and unless such majority is equal to the same number as constituted a majoritv of the Entire
                    Board immediately prior to the Change of Control).

        (g) "Person" will mean any individual, firm, corporation or other entity, and will include any "group" as that term is used in Rule 13d-5(b) of the Act.

        (h) "Restricted Date" will mean the date on which a Change of Control occurs.


        (i) "Restricted Period" will mean the period beginning on a Restricted Date and ending on the fifth anniversary of such Restricted Date.

        (j)      "Unrestricted Date" will mean the last day of a Restricted
                  Period.

        (k) "Entire Board will mean the total number of members of the Board of Directors that there would be if there were no vacancies on such Board.

9.4 Benefits Vested on the Restricted Date. Effective on a Restricted Date, the balances in the Deferred Compensation Accounts (including any contributions and investment earnings after that date) of each Participant who is a Participant in the Plan on that date will become fully vested and nonforfeitable. Further, unless declared not applicable under the previous Section 9.2 the entire balances in the Deferred Compensation Accounts will be distributed in full upon the Participant's election within 90 days after Change of Control occurs.

9.5 Prohibition Against Amendment. During the Restricted Period, the provisions of this Section 9 may not be amended or deleted and may not be superseded by any other provision of the Plan (including the provisions of any exhibit or supplement thereto).




IN WITNESS WHEREOF, the Company has caused this plan to be executed by its duly authorized officers on this 27th day of January, 1997.

                                                    ERO, Inc.



                                            By: /s/ Mark D. Renfree

                                            Its: CFO